EXHIBIT 11
                ROTO-ROOTER, INC. AND SUBSIDIARY COMPANIES
                   COMPUTATION OF PER SHARE EARNINGS (a)
                  (in thousands except per share amount)
                              unaudited
<F1>

                                            Three Months Ended
                                                 March 31,
                                            -------------------
                                              1996      1995
                                            --------   -------
Computation of Earnings Per
  Common Share and Common
  Equivalent Share:
- ---------------------------
Net Income                                 $ 2,559     $2,251
                                           =======     =======
Average Number of Shares Used
  to Compute Earnings
  per Common Share                           5,144      5,081
Effect of Unexercised
  Stock Options                                 51         33
                                            -------   -------
Average Number of Shares Used
  to Compute Earnings per
  Common and Common
  Equivalent Share                           5,195      5,114
                                           =======     =======
Earnings per Common and
Common Equivalent Share                    $   .49     $  .44
                                           =======     =======
Computation of Earnings
  Per Common Share Assuming
  Full Dilution:
- ---------------------------
Net Income                                 $ 2,559     $2,251
                                           =======     =======
Average Number of Shares
  Used to Compute Earnings
  per Common Share                           5,144      5,081
Effect of Unexercised
  Stock Options                                 51         46
                                           -------     -------
Average Number of Shares
  Used to Compute Earnings
  per Common Share Assuming
  Full Dilution                              5,195      5,127
                                           =======     =======
Earnings per Common Share
  Assuming Full Dilution                   $   .49     $  .44
                                           =======     =======

- ------------------
<F1>
(a)  This calculation is submitted in accordance with Regulation S-K,
     Item 601(b)(11), although not required by APB Opinion No. 15 because it results in dilution of less than 3%, including fractional cents per share.













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